Exhibit 10.4

SECOND AMENDED AND RESTATED PLEDGE OF EQUITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE OF EQUITY AGREEMENT (“this Agreement”) is entered into on the February 23, 2018, by and between the following parties:

Party A (pledgee): Zhejiang Hailiang Education Consulting and Service Co., Ltd (hereinafter referred to as Party A)

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Party B: Feng Hailiang (hereinafter referred to as Party B)

Identity Card No.: 3306251960102860116

Residential Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang

Party C: Zhejiang Zhongyida Investment Co., Ltd (hereinafter referred to as Party C)

Residential Address: The 2nd floor, Building 67, East China Auto Parts and Plumbing City, Diankou Town, Zhuji City, Zhejiang;

Party D: Zhejiang Hailiang Education Investment Group Co.,Ltd (hereinafter referred to as Party D)

Residential Address: Hailiang business hotel Room 505, Diankou Town, Zhuji City, Zhejiang;

.

Whereas,

1. Party A, Party B and Party D have signed the AMENDMENT AND RESTATEMENT OF the PLEDGE of EQUITY AGREEMENT on June 30, 2017 (the “2017 Agreement”). Party A, Party B, Party C and Party D intend to amend and restate the 2017 Agreement and enter into this Agreement.

2. Party A, in accordance with the laws of the PRC, is an established and validly existing whole foreign-owned enterprises, which principally engaged in the education and management consulting services, educational software and electronic product development, enterprise management consulting; laboratory leasing, logistics management services;

3. Party B and Party C (each a “pledgor,” together “pledgors”) are the investors of Party D. Party B and Party C together, hold in the aggregate, 100% equity interest of Party D.

4. Party D is registered in accordance with the laws of the PRC and is a validly existing Limited Liability Company.

5. Party A, Party B, Party C and Party D have entered into the Second Amended and Restated Consulting Service Contract and the Second Amended and Restated Option Agreement on February 23, 2018; Party A and Party B, Party C have entered into the Second Amended and Restated Power of Attorney on February 23, 2018; to ensure the performance of the contracts and legitimate rights and interests of Party A, the Party B, Party C would take all the equity interests or similar rights it hold of Party D as pledge for the Second Amended and Restated Consulting Service Contract, Second Amended and Restated Option Agreement, Second Amended and Restated Power of Attorney, the Party A, as pledgee, and the Party A has priority claim toward pledge of stock rights or similar rights.

Therefore, the parties hereto reach this pledge of equity through negotiation,

1.	Definition

The following words of the contract refers only to the following meanings, unless the context otherwise requires,

Pledge, refers to all the contents listed in the article 2 of this contract.

Options or similar equity, refers to Party A’s entire equity interest owned in Party D or similar interests, and all present and future rights, interests and revenue based on those options or similar interests, as well as all of its current or future receivable payment or compensation of Party D’s equity interest or similar rights, pledge profits, dividends and other payments and so on that is allocated to pledgors by the Party D.

Principal contract, refers the Second Amended and Restated Consulting Service Contract, the Second Amended and Restated Option Agreement, the Second Amended and Restated Power of Attorney etc. and their annex reached by party A, Party B, Party C and Party D on February 23, 2018.

Events of Default, refers to any case of this contract listed in Article 7.

Notice of Default, refers to an event of default notice issued under this contract declared by Party A.

Force Majeure, means any of the events beyond the reasonable control of one party, and even under the attention of the affected party, any of the events is still unavoidable, including but not limited to, acts of government, the forces of nature, fire, explosion, geographic variation, storms, floods, earthquakes, tidal, lightning or war.

2.	Pledge

2.1 The Pledgors would pledge the entire equity interest in Party D or similar interests thereof to party A, as the guarantee of party A’s rights and interests in principal contract, Party A enjoy the priority claim toward equity pledge or similar interests.

2.2 The scope of the equity interest or similar equity pledge in this contract is Party D and its affiliate institutions and/or all the expense (including legal expense), expenditure, cost to undertake, interests, damages, compensation, cost to realize creditor, all the expenses pledgee forced pledgor to perform its obligations under this contract that Party B and Party C should pay Party A, and in case of any reason that may cause invalidity of the whole contract or part of it, Party D and pledgor shall bear the responsibility.

2.3 Pledge under this contract refers to all the remedies for breach of contracts and rights owned by the Party A, and Party A has the right to sell in discount, launch an auction and sell off the equity interests or similar rights pledged to Party A by pledger to have priority claim, or in compliance with Chinese laws and regulations, to have priority claim in a manner which is both agreed in disposing pledge of stock or similar rights and interests.

2.4 Unless otherwise expressly agreed in writing, the pledge under this contract shall be released only when Party D and pledgor have fully and completely fulfilled all of its obligations and responsibilities under the principal contract, and with written approval by the Party A; a reasonable fee for the cancellation of the pledge shall be borne by the pledgor. If Party D or pledgor have not completely fulfill all of its obligations or liabilities under such contract or any part of the obligations or liabilities upon expiration, Party A still enjoys pledge under the contract until such obligation and the duty are made in a reasonable manner satisfactory to the Party A and completely fulfilled.

3.	Execution and duration

3.1 This equity pledge contract shall be executed and come into effect from the date of signature and common seal of the parties.

3.2 During the effective period of this contract, if Party D fails to pay money provided in the Second Amended and Restated Consulting Service Agreement, the Second Amended and Restated Exclusive Option Agreement, the Second Amended and Restated Power of Attorney, and other payment, or fails to perform the other provisions of the contract, upon reasonable notice and in accordance with the laws and regulations of the premise, Party A has the rights to exercise the right of pledge according to the provisions of this contract.

3.3 The duration of this pledge of stock rights is the day when the contract obligation is fulfilled or the debt secured by article 2.2 of this contract is paid off.

3.4 During the term of validity, Party B, Party C and Party D shall not unilaterally terminate this Agreement. Party A Shall not terminate this Agreement without any cause.

4.	Pledge Registration

4.1 Party B, Party C and Party D should register the pledge of equity interests under this Agreement with administrative bureau for industry and commerce in charge of Party D within one month from the date the contract is signed and provide to Party A the pledge registration documents.

4.2 In case the pledge recorded items change and shall change records according the law, Party A and Party D shall make a corresponding change records in five working days after original record changed, and submit related registration documents.

4.3 During the pledge, pledgor shall indicate the Party D not to allocate any dividends, bonuses, or to take any profit distribution plan; if the pledgor shall obtain any other economic benefits from dividends, bonuses or other profit distribution plan of the pledge, shall remit money directly into the bank account designated by Party A as Party A has demanded; without the prior written consent of Party A, shall not be used and first be used as equity pledge for payment of guaranteed debt.

4.4 During the equity pledge, if pledgor subscribe new registered capital (“new equity”), the part of the new equity automatically becomes equity pledge under the contract, pledgor shall complete the procedures needed to pledge in this part of the new equity in 10 working days after obtaining new equity. If the pledgor fails to complete the relevant formalities in accordance with the proceeding provisions, Party A has the right to realize pledge immediately in accordance with the provisions of article 8 of this contract.

5.	Declaration and Commitments of the Pledgor

The Pledgor makes the following representations and warranties to the party A at the time of signing this contract, and confirms that party A execute and perform this contract depending on the statement and guarantee.

5.1 The pledgor is a China citizen with full capacity for civil conduct, has legitimate right and ability to enter into this Agreement and to bear the corresponding legal responsibility. Pledgor lawfully possesses and has the right to dispose shares under this contract, and has the right to provide party A with pledge on the equity.

5.2 From the date of execution of this contract to the time Party A have the pledge according to the provisions of this contract, if Party A would use his pledge or his rights according to the contract, there should be no legal claim from any other party or proper intervention.

5.3 Party A shall have the right to exercise the right of pledge in the manners prescribed in the laws and regulations and the provisions of this contract.

5.4 Except for Pledge established by this contract on equity, equity held by pledgor does not exist any other encumbrance or any form of security interests of third people (including but not limited to pledge).

5.5 The time this contract comes into effect, the pledgor is the only legal owner of equity pledge, and there does not exist any ongoing civil, administrative or criminal, administrative punishment or arbitration that may have a material adverse effect on the economic situation or the performance of its obligations under this Agreement and the guarantee liability.

5.6 There does not exist taxes or fees payable but unpaid or legal procedures that shall be complete but incomplete that are related to equity interests.

5.7 The provisions of this contract are the true meaning of all parties, legally binding on all parties.

6.	Commitment of the Pledgor

6.1 In the duration of the agreement, Pledgors promise to Party A that pledgors will:

6.1.1Besides transferring the shares upon the requirements of Party A to Party A or to a person designated by Party A , without the prior written consent of Party A, any other party shall not transfer equity, or establish or permit the existence of any burden of rights or any form of third party security interest that may affect the rights and interests of Party A; any deed to transfer ownership of equity, to pledge all or part of the equity or any other security interest without Party A’s consent is void.

6.1.2 Comply with all applicable provisions of laws, regulations, in the receipt of notices, instructions or recommendations of the relevant competent authorities, in five working days, other parties shall present Party A to the above notice, instruction or advice, and to act in accordance with the reasonable instructions of Party A;

6.2 The Pledgor agrees, Party A exercise its rights according to the contract, and there shall not exist any interruption or nuisance from the pledgor, the successor, the assignee or any other person.

6.3 Pledgor hereby undertakes to Party A, to protect or improve the protection on the performance of obligations of pledgor and (or) Party D, the pledgor will make all necessary modifications (if applicable) to the article of association (if it is a legal person) of it and Party D, sign honestly, and urge other interested party to sign all the legal titles and contract, and(or ) to perform as demanded by Party A, to facilitate the exercise Party A’s pledge right, to sign the modification documents relating to share certificate with Party A, or any third party designated, and provide Party A all the relating pledge documents deemed necessary within a reasonable period.

6.4 The Pledgor guarantees to Party A that, for Party A’s interest, pledgor will abide by and fulfill all the guarantees, commitments, contracts and statement. If the pledgor fails to completely fulfill its guarantee, commitment, contract and the statement, pledgor shall losses shall compensate all the loss of Party A resulting from this failure to fulfill.

6.5 Pledge guarantees Party A, without the prior written consent of Party A, the pledgor would not start liquidation or dissolution of Party D on its own.

7.	Representations and Warranties of Party D

Party D guarantees and ensures Party A as follows,

7.1 Party D is a registered legal person duly organized and existing under the laws of the People’s Republic of China, and has the qualification as independent legal person; has the complete and independent legal status and legal capacity to sign, deliver and perform this contract, and is a independent subject of litigation.

7.2 All the reports documents and information of items relevant to equity pledge or required hereof, provided by Party D prior to the commencement of this Agreement, in all material respects as of the date of this Agreement, are true and accurate.

7.3 All the reports documents and information of items relevant to equity pledge or required hereof, provided by Party D after the commencement of this Agreement, in all material respects as of the date of providing, are true and effective.

7.4 This Agreement properly signed by Party D, to Party D will constitute legal, valid and binding obligations.

7.5 It has full power and authority of Party D to sign and deliver this Agreement and any hereof transaction relating documents to sign, and it has the full power and authorization to complete the transaction hereof.

7.6 There exists no pending or threatening litigation, legal proceedings or claim to Party D or its assets (including but not limited to equity pledged) in any court or tribunal as well in any government institutions and administration, which will cause significant or harmful effect on the financial condition of Party D or the ability of performing the obligations and the guarantee liabilities hereunder.

7.7 Party D hereby undertakes to Party A that the representations and warranties above in any situation prior to the full performance of the obligations hereof or the clearance of the secured debt, are all true and correct, and will be fully complied with.

8.	Events of default

8.1 The following shall be deemed as events of default:

8.1.1 The Pledgor, Party D, or its successors or assigns fails to fulfill the obligations under the main contract;

8.1.2 Any representations, warranties or commitments made in Article 5 and Article 6 hereof by the Pledgor exist material misguides or mistakes, and (or) representations, warranties or commitments violating the Article 5 and Article 6.

8.1.3 The Pledgor seriously breaches any provision hereof.

8.1.4 The pledge shall not abandon the equity pledged or assign the equity pledged without written consent of Party A, or re-pledge or do any disposal that may damage Party A’s pledge right hereof, unless otherwise stipulated hereof.

8.1.5 Any external loan, guarantee, compensation, warranty or other obligations of the Pledgor itself are required to be paid off or performed in advance, but failed to, and Party A has reasons to believe that the ability of the Pledgor to fulfill the obligations hereof has been influenced, and then so is the interests of Party A.

8.1.6 The Pledgor cannot repay the general debt or other debt, and then the interests of Party A are affected.

8.1.7 The relevant laws promulgated make the main contracts (including but not limited to the Second Amended and Restated Consulting Service Agreement, Second Amended and Restated Exclusive Option Agreement, the Second Amended and Restated Power of Attorney,) illegal or the pledgor cannot continue to perform the obligations under the main contracts.

8.1.8 Any consensus, license, approval or authorization which enables this Agreement to be implemented, to be legal or to be effectiveness, is withdrawn, suspended, annulled or made material modification.

8.1.9 Due to adverse changes to the property owned by Party A, Party A believes the ability of the Pledgor to fulfill the obligations hereof has been affected.

8.1.10 According to the relevant laws, other events prevent the disposal of the pledge right of Party A.

8.2 If any events of Article 8.1 above or any events that may incur that arise, once knowing or being informed, the Pledgor shall immediately notify Party A in written form.

8.3 Unless the default events of Article 8.1 have been solved perfectly to Party A’s satisfaction, Party A may at any time that the default events of the Pledgor happens or after that, sent a Notice of Default in written form to the Pledgor, asking the immediately payment of debt under the main contract or other dues.

If the Pledgor or Party D fails to timely correct the default performance or take necessary remedies within 10 days after sending out the written notice, Party A is entitled to perform the pledge right in accordance with the stipulations hereof.

9.	The exercise of the pledge right

9.1 Before the costs and obligations under the contract having been completely performed, without the written consent of Party A, Pledgor shall not transfer the equity.

9.2 Party A shall send out a notice of default to pledgor in accordance with the provisions hereof, when exercising the pledge right.

9.3 In accordance with the relevant laws and regulations, Party A shall have the right to be paid in priority by discount all or part of the equities hereunder in accordance with legal procedures, or auctioning or selling the equities.

In accordance with legal procedures in all or part of the equity discount under this contract, or by auction, the sale of the equity price first refusal.

9.4 Party A shall exercise the pledge right according to the Agreement, and the Pledgor shall not set up barriers, and shall provide necessary assistance to Party A.

10.	Transfer

10.1 Without prior written consent of Party A, the pledgor has no right to transfer any of his rights or obligations to third party according to the contract.

10.2 The contract is binding to the pledgor and its successors, and shall be effective to Party A and its successors.

10.3 At any time, Party A may transfer all or any of its rights and obligations in the principal contract to any designated third party. The assignee shall enjoy rights and undertake obligations under this circumstance. When Party A transfer its rights and obligations under the principal contract, under Party A’s request, the pledgor shall sign relevant contracts and files of the transferring.

10.4 For the change of the pledgor after the transferring, the two new parties shall sign a new pledge contract and the pledgor shall be responsible for all the relevant registration formalities.

11.	Fees and Other Charges

All costs associated with the contract and the actual expenses, including but not limited to legal fees, book fees, stamp duty, any other taxes and cost, would be borne by Party D.

12.	Law Application and Dispute Resolution

12.1 Applicable law and dispute resolution

The validity, interpretation, performance and settlement of disputes shall be governed by the laws of People’s Republic of China and be explained in accordance with the laws of people’s Republic of China.

12.2 If there exists any dispute out of all parties of the contract over the interpret and performance of terms in this contract, the parties shall resolve the dispute through negotiation in good faith. If consultation fails, either party may submit the dispute to China international economic and Trade Arbitration Commission in accordance with the solution valid at the time of the arbitration rules of the committee. The place of arbitration shall be Shanghai, arbitration language shall be Chinese, the arbitration award shall be final and binding to all the parties.

12.3 In addition to events of the parties arising to the dispute, all parties shall continue to perform their respective obligations in accordance with the provisions of this contract in good will.

13. All notice or information relating to this Agreement sent by either party shall be written in Chinese and English and be sent out in the way hereunder:

Party A: Zhejiang Hailiang Education Consulting and Service Co.,Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Tel: 0571-58121720

Recipient: Huang Shiqi

Party B: Feng Hailiang

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Contact: 0571-58121278

Party C: Zhejiang Zhongyida Investment Co., Ltd (hereinafter referred to as Party C)

Address:

Fax:

Contact:

Party D:Zhejiang Hailiang Education Investment Group Co.,Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City;

Fax: 0571-58122010

Tel: 0571-58122010

Recipient: Zhang Simeng

14.	Annex

The annex to this contract is an indivisible part of this contract.

15.	Waiver

It shall not be considered as a waiver of rights, remedies, powers or privileges when Party A do not exercise or delay in exercising any rights, remedies, or privileges under this contract. The excise of other rights, remedies, powers or privileges of Party A shall not exclude the exercise of any other rights, remedies, powers or privileges of Party A. The rights, remedies, powers, privileges stipulated in this contract shall be applied.

16.	MISCELLANEOUS

16.1 Any modification, addtion or change of the contract shall be made in written form and be valid after all parties’ sign and seal of the contract.

16.2 All parties hereby confirm that the contracting parties shall reach the agreement on the basis of equality and mutual benefit of the fair and reasonable. If any provision of the contract under the contract is inconsistent with the relevant laws or therefore cannot be performed specifically, then the provision shall be invalid or deprived of specific performance in relevant jurisdiction and the other provisions of this contract shall not be affected concerning the validity.

16.3 The pledgor commitments that regardless of the change of proportion of equity, the provisions in this contract shall still be bonding to the pledgor and apply to all the equity of Party D held by pledgor at that time.

16.4 The parties hereby confirm that, this Agreement includes total and only agreements between Party A, Party B, Party C and Party D and replaces all negotiations, agreements, commitments and written agreements, relating to matters stipulated in this Agreement. Since the date of signing this contract, the Second Amended and Restated Pledge of Equity Agreement which was signed on February 23, 2018 between the parties shall be terminated.

16.5 This contract shall be made in five copies. Party A, Party B, Party C and Party D each hold one copy and the registration authority for Industry and Commerce shall hold one copy.

(THIS PAGE IS THE SIGNATURE PAGE FOR STRUCTURE CONTRACT)

(SIGNATURE PAGE)

Party A: Zhejiang Hailiang Education Consulting and Service Co., Ltd (Seal)

Legal representative/ authorized person:

Date: /s/ Ming Wang

Party B: Feng Hailiang (signature) /s/ Feng Hailiang

Date:

Party C: Zhejiang Zhongyida Investment Co., Ltd (hereinafter referred to as Party C) (Seal)

Legal representative/ authorized person (signature): /s/ Aihua Zhu

Date:

Party D: Zhejiang Hailiang Education Investment Group Co.,Ltd (Seal)

Legal representative/ authorized person (signature): /s/ Ming Wang

Date: